As filed with the Securities and Exchange Commission on June 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S–8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Definitive Healthcare Corp.

(Exact name of registrant as specified in its charter)

Delaware	81-3988281
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

492 Old Connecticut Path, Suite 401 Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Definitive Healthcare Corp. 2023 Inducement Plan

(Full Title of Plans)

Matthew W. Ruderman

Chief Legal Officer

492 Old Connecticut Path, Suite 401

Framingham, MA 01701

(508) 720-4224

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Jean Park

Julia Boesch

Cooley LLP

55 Hudson Yards

New York, NY 10001

(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Definitive Healthcare Corp. (the “Registrant”) on Form S-8 relating to the same employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 2,300,000 additional shares of its Class A Common Stock, par value $0.001 per share (“Common Stock”), that were added to the shares authorized for issuance under the Registrant’s 2023 Inducement Plan (“2023 Inducement Plan”) as inducement grants under Nasdaq Listing Rule 5635(c)(4) pursuant to an amendment and restatement of the 2023 Inducement Plan approved by the Board of Directors of the Registrant. The Registrant previously registered shares of its Common Stock for issuance under the 2023 Inducement Plan under a Registration Statement on Form S-8 filed with the Commission on September 6, 2023 (File No. 333-274370) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Registrant, pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 28, 2024, which includes audited financial statements for the Registrant’s latest fiscal year.

(b) The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April  9, 2024 and Definitive Additional Materials on Schedule 14A filed with the Commission on May 7, 2024 (each only with respect to information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023).

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 7, 2024.

(e) The Registrant’s Current Reports on Form 8-K, filed with the Commission on January  4, 2024 (solely with regard to Item 2.05), January 16, 2024 (solely with regard to Item 5.02 and the exhibit that relates to such item), and May 24, 2024 (solely with regard to Items 5.02 and 5.07 and the exhibits that relate to such items).

(f) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on September 15, 2021 (File No.  001-40815) under the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 15, 2022, including any amendment or report filed for the purpose of updating such description.

(g) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Index

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Definitive Healthcare Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-40815) filed with the SEC on November 8, 2021).

4.2	Amended and Restated Bylaws of Definitive Healthcare Corp. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-40815) filed with the SEC on November 8, 2021).

5.1*	Legal Opinion of Cooley LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Cooley LLP (included in Exhibit No. 5.1).

24.1*	Power of Attorney (included on signature page to this Registration Statement).

99.1*	The Amended and Restated Definitive Healthcare Corp. 2023 Inducement Plan

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, Commonwealth of Massachusetts, on June 12, 2024.

DEFINITIVE HEALTHCARE CORP.

By:	/s/ Richard Booth
Name:	Richard Booth
Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Jason Krantz or Richard Booth, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason Krantz Jason Krantz	Executive Chairman, Interim Chief Executive Officer and Director (Principal Executive Officer)	June 12, 2024

/s/ Richard Booth Richard Booth	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 12, 2024

/s/ Sastry Chilukuri Sastry Chilukuri	Director	June 12, 2024

/s/ Chris Egan Chris Egan	Director	June 12, 2024

/s/ Samuel Allen Hamood Samuel Allen Hamood	Director	June 12, 2024

/s/ Jeff Haywood Jeff Haywood	Director	June 12, 2024

/s/ Jill Larsen Jill Larsen	Director	June 12, 2024

Signature	Title	Date

/s/ Scott Stephenson Scott Stephenson	Director	June 12, 2024

/s/ Kathleen A. Winters Kathleen A. Winters	Director	June 12, 2024

/s/ Lauren Young Lauren Young	Director	June 12, 2024

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